Exhibit 99.01

Press Release www.shire.com

PDMR SHARE DEALING

December 17, 2012 - Shire plc (LSE: SHP, NASDAQ: SHPG) announces that Ms Tatjana May exercised today an option over 1,108 Shire plc ordinary shares of 5p each (“Shares”), granted under the Shire Sharesave Scheme, at an exercise price of £8.19 per Share.  Ms May retained the resulting Shares.

This notification is to satisfy the Company’s obligations under 3.1.4(R)(1)(a) of the Disclosure and Transparency Rules.

Tony Guthrie
Deputy Company Secretary

For further information please contact:

Investor Relations
Eric Rojas	erojas@shire.com	+1 781 482 0999
Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894157

Notes to editors

Shire enables people with life-altering conditions to lead better lives.

Through our deep understanding of patients’ needs, we develop and provide healthcare in the areas of:

•	Behavioral Health and Gastro Intestinal conditions
•	Rare Diseases
•	Regenerative Medicine

as well as other symptomatic conditions treated by specialist physicians.

We aspire to imagine and lead the future of healthcare, creating value for patients, physicians, policymakers, payors and our shareholders.

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX